Exhibit 99.1

Investor Relations: Brian Norris Acme Packet +1 781-328-4790 bnorris@acmepacket.com	Industry Analysts / Trade and Business Press: Rich Williams Connect2 Communications +1 919-554-3532 rmwilliams@connect2comm.com

Acme Packet Reports Strong Results for First Quarter of 2009

—  Company Posts Revenues of $31.0 Million and Non-GAAP(1) EPS of $0.07  —

—  Company Updates Business Outlook for 2009  —

BURLINGTON, MA. — April 30, 2009 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today announced results for the first quarter ended March 31, 2009 and updated its business outlook for the remainder of 2009.

Results for the First Quarter of 2009

Total revenues for the first quarter of 2009 were $31.0 million, compared to $31.7 million in the first quarter of last year and $30.6 million in the fourth quarter of 2008.  Net income for the first quarter of 2009 was $2.8 million, or $0.05 per share on a diluted basis, compared to $5.0 million, or $0.08 per share on a diluted basis, in the same period last year, and $3.7 million, or $0.06 per share on a diluted basis, in the fourth quarter of 2008.  Net income on a non-GAAP(1) basis for the first quarter of 2009 was $4.3 million, or $0.07 per share on a diluted basis, compared to $6.1 million, or $0.09 per share on a diluted basis, in the same period last year, and $5.6 million, or $0.09 per share on a diluted basis, in the fourth quarter of 2008.  Non-GAAP net income(1) differs from GAAP net income as it excludes stock-based compensation expense, net of tax, of approximately $1.6 million, or $0.02 per share, in the first quarter of 2009; approximately $1.0 million, or $0.01 per share, in the first quarter of 2008; and approximately $1.9 million, or $0.03 per share, in the fourth quarter of 2008.  A reconciliation of GAAP to non-GAAP(1) results is included at the end of this press release.

Company Updates Business Outlook for 2009

The Company today updated its full year business outlook for 2009.  The Company’s outlook is based on the current indications for its business, which may change at any time.  The Company’s updated outlook for 2009 is presented below with and without consideration of the forecasted impact of the Company’s acquisition of Covergence.  The Company is withdrawing its previously issued guidance for GAAP diluted EPS as issued on February 5, 2009 and will not issue any outlook for GAAP diluted EPS until the completion of the independent valuation analysis related to the acquisition of Covergence.  The completion of this independent valuation analysis may cause the Company to recognize certain intangible assets and amortize them over their respective useful lives.  The amortization of these intangible assets could have a material effect on the Company’s statement of income in future periods as presented in accordance with GAAP.  The Company expects that the independent valuation analysis will be completed in the second quarter of 2009.  When the Company releases its second quarter results on July 30, 2009, it expects to provide an update on the independent valuation analysis and its impact on the Company’s business outlook for 2009 on a GAAP basis.

	Twelve Months Ended December 31, 2009
in Millions except Per Share Amounts and Tax Rates	Previous Business Outlook	New Business Outlook (a)	New Business Outlook (b)
Total revenue	$120.0-$125.0	$124.0-$128.0	$128.0-$132.0
Non-GAAP(1) diluted EPS	$0.22-$0.26	$0.26-$0.30	$0.24-$0.28
Non-GAAP(1) tax rate	37%	35%	35%
Diluted share count	61.0	60.0	62.0

(a) Excludes the forecasted impact of the acquisition of Covergence which was announced by the Company on April 30, 2009.
(b) Includes the forecasted impact of the acquisition of Covergence which was announced by the Company on April 30, 2009.

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 5:00 p.m. eastern daylight savings time today to discuss the financial results as well as management’s outlook for the business.  The conference call may be accessed in the United States by dialing (800) 230-1074 and using access code “APKT”.  The conference call may be accessed outside of the United States by dialing (612) 332-1213 and using access code “APKT”.  The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at www.ir.acmepacket.com.  A replay of the conference call will be available approximately two hours after the call by dialing (800) 475-6701 and using access code 995307 or by accessing the webcast replay on the Company’s investor relations website.

About Acme Packet, Inc.

Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, enables the delivery of trusted, first-class interactive communications—voice, video and multimedia sessions—and data services across IP network borders. Our Net-Net family of session border controllers, multiservice security gateways and session routing proxies supports multiple applications in service provider, enterprise and contact center networks—from VoIP trunking to hosted enterprise and residential services to fixed-mobile convergence. They satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks; and support multiple protocols—SIP, H.323, MGCP/NCS, H.248 and RTSP—and multiple border points—service provider access and interconnect, and enterprise access and trunking. Our products have been selected by more than 675 customers in 95 countries. They include 29 of the top 30, and 89 of the top 100 service providers in the world; and 6 of the Fortune 25.  For more information, contact us at +1 781.328.4400, or visit www.acmepacket.com.

Acme Packet, Inc. Safe Harbor Statement

Statements contained herein that are not historical fact (including those in the section “Company Updates Business Outlook for 2009”) may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to expected financial and operating results and to future business prospects and market conditions.  Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: difficulties expanding its customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulty developing new products; difficulty in relationships with vendors and partners; higher risk in international operations; difficulty managing rapid growth; difficulty managing its financial performance; its ability to hire and retain employees and appropriately staff its operations; the spending of the proceeds of its capital raising activities; its cash needs; and the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

(1) The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share”, presented in accordance with GAAP, but rather should be evaluated in conjunction with net income and net income per share.  The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation expense which is a non-cash charge.  Pending the findings of the independent valuation analysis being prepared in conjunction with the Company’s acquisition of Covergence, the Company expects its definition of non-GAAP net income and non-GAAP net income per share in future periods to also exclude certain other expenses including amortization of intangible assets as well as merger and merger related expenses.  Management does not consider this item to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects.  Management believes that excluding stock-based compensation expense is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. Non-GAAP net income and non-GAAP net income per share are primary financial indicators that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity.  The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. Subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

Acme Packet, Inc.

Condensed Consolidated Statements of Income

(in thousands, except share and per share data)

	Three Months Ended
	March 31, 2009	March 31, 2008
	(unaudited)
Revenue:
Product	$23,051	$26,524
Maintenance, support and service	7,936	5,156
Total revenue	30,987	31,680

Cost of revenue (2):
Product	5,232	4,948
Maintenance, support and service	923	1,136
Total cost of revenue	6,155	6,084

Gross profit	24,832	25,596

Operating expenses (2):
Sales and marketing	11,336	10,544
Research and development	6,164	5,401
General and administrative	3,133	2,684
Total operating expenses	20,633	18,629

Income from operations	4,199	6,967

Other income, net	66	1,292
Income before provision for income taxes	4,265	8,259

Provision for income taxes	1,507	3,221

Net income	$2,758	$5,038

Net income per share:
Basic	$0.05	$0.08
Diluted	$0.05	$0.08

Weighted average number of common shares used in net income per share calculation:
Basic	54,744,550	60,427,923
Diluted	58,403,618	65,471,188

(2) Amounts include stock-based compensation expense, as follows:
Cost of product revenue	$126	$107
Cost of maintenance, support and service revenue	121	111
Sales and marketing	1,086	893
Research and development	718	113
General and administrative	258	238

Acme Packet, Inc.

 (in thousands, except per share data)

	Three Months Ended
	March 31, 2009	March 31, 2008
	(unaudited)

Reconciliation of non-GAAP net income (1):
Net income	$2,758	$5,038
Adjustments:
Stock-based compensation expense, net of taxes	1,564	1,033
Non-GAAP net income (1)	$4,322	$6,071

Non-GAAP net income per share (1):
Basic	$0.08	$0.10
Diluted	$0.07	$0.09

Other operational data:
Depreciation and amortization	$927	$1,332
Capital expenditures	$1,109	$897

Acme Packet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2009	December 31, 2008
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$135,907	$125,723
Accounts receivable, net	22,879	26,163
Inventory	7,553	7,008
Deferred tax asset	1,262	1,262
Other current assets	2,535	1,362
Total current assets	170,136	161,518
Property and equipment, net	5,667	5,485
Other assets	444	467
Deferred tax asset	6,540	6,540
Total assets	$182,787	$174,010

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$3,114	$3,364
Accrued expenses and other current liabilities	7,273	6,865
Deferred revenue	17,957	15,283
Total current liabilities	28,344	25,512

Deferred rent	48	96
Deferred revenue	2,243	1,591

Stockholders’ equity:
Common stock	62	61
Treasury stock, at cost	(37,522)	(37,522)
Additional paid-in capital	155,149	152,567
Retained earnings	34,463	31,705
Total stockholders’ equity	152,152	146,811
Total liabilities and stockholders’ equity	$182,787	$174,010

Condensed Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended
	March 31, 2009	March 31, 2008
	(unaudited)

Cash provided by operating activities	$11,019	$13,039
Cash used in investing activities	(1,109)	(897)
Cash provided by (used in) financing activities	274	(3,805)